PROSPECTUS SUPPLEMENT
(To Prospectus dated October 1, 1996)

                                  $5,000,000
                        PRINCIPAL AMOUNT PLUS INTEREST

                              LIQUIDITY FACILITY
                                      OF
                        FGIC SECURITIES PURCHASE, INC.
                                IN SUPPORT OF

                         TULSA INTERNATIONAL AIRPORT
                 GENERAL REVENUE BONDS, VARIABLE RATE DEMAND
                                 SERIES 1996

Date of Bonds:  Date of Issuance                           Due:  June 1, 2018

    The Bonds will initially bear interest at an initial Weekly Interest Rate from and including the date of issuance to and including October 8, 1996 (the "First Interest Period"); thereafter, until adjustment to a different type of rate period as the Issuer shall determine, all Bonds shall continue to bear interest at a Weekly Rate. The Bonds are subject to mandatory and optional tender and to redemption prior to maturity, as described herein. Payment of the purchase price equal to the principal of and up to 34 days' accrued interest at a maximum rate of 12% per annum on the Bonds tendered for purchase as described herein will be made pursuant and subject to the terms of the Liquidity Facility described herein provided by

                        FGIC SECURITIES PURCHASE, INC.

    The Liquidity Facility will expire on October 1, 2001 unless extended or sooner terminated in accordance with the terms thereof.

                                    ----------------

    THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY  THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                                    ----------------

    The obligations of FGIC Securities Purchase, Inc. under the Liquidity Facility (the "Obligations") are not being sold separately from the Bonds, which are being offered pursuant to a separate Official Statement. The Obligations are not severable from the Bonds and may not be separately traded. This Prospectus Supplement and the accompanying Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Bonds purchased by FGIC Securities Purchase, Inc.

                      ----------------------------------------

                                 BA SECURITIES, INC.

                      ----------------------------------------

          The date of this Prospectus Supplement is October 1, 1996.

    IN  CONNECTION  WITH THIS  OFFERING,  THE  UNDERWRITER MAY  OVERALLOT  OR
EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                     DOCUMENTS INCORPORATED BY REFERENCE

    There is hereby incorporated herein by reference the Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996 and June 29, 1996 and the current report on Form 8-K dated June 28, 1996 of General Electric Capital Corporation ("GE Capital"), all heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), to which reference is hereby made.


                                 INTRODUCTION

    This Prospectus Supplement is provided to furnish information on the obligations of FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Liquidity Provider") under the liquidity facility in support of $5,000,000 aggregate principal amount of Tulsa International Airport General Revenue Bonds, Variable Rate Demand Series 1996 to be issued by the Trustees of the Tulsa Airports Improvement Trust (the "Issuer" ), on or about October 1, 1996 (the "Bonds"). FGIC-SPI will enter into a Standby Bond Purchase Agreement (the "Liquidity Facility") with Bank of Oklahoma, N.A. (the "Bond Trustee" and the "Tender Agent"), pursuant to which FGIC-SPI will be obligated under certain circumstances to purchase unremarketed Bonds from the Holders thereof optionally or mandatorily tendering their Bonds for purchase. In order to obtain funds to purchase the Bonds, FGIC-SPI will enter into a Standby Loan Agreement with General Electric Capital Corporation ("GE Capital") under which GE Capital will be irrevocably obligated to lend funds as needed by FGIC-SPI to purchase Bonds. The obligations of FGIC-SPI under the Liquidity Facility will expire on October 1, 2001 unless extended or sooner terminated in accordance with its terms.


                           DESCRIPTION OF THE BONDS

GENERAL

    The Bonds will be issued pursuant to an Indenture, dated as of December 1, 1984, by and between the Issuer and the Bond Trustee, and as further amended and supplemented by a Twelfth Supplemental Bond Indenture, dated as of September 1, 1996, by and between the Issuer and the Bond Trustee (collectively, the "Bond Indenture"). The Bonds will be issued as fully registered bonds and will be dated the date of issuance. The Bonds will mature on June 1, 2018. The Bonds are subject to redemption prior to scheduled maturity upon the occurrence of certain events. The Bonds may bear interest at a variable Daily Interest Rate, a variable Weekly Interest Rate, a variable Monthly Interest Rate or a non-variable Term Interest Rate, as may be directed by the Trustees of the Tulsa Airports Improvement Trust (the "Airport Trustees") from time to time in accordance with the Bond Indenture, all as described herein. While bearing interest at any of the aforementioned rates (other than a Term Interest Rate set to the maturity of the Bonds), the interest rate of the Bonds will be redetermined periodically in accordance with the Bond Indenture by the remarketing agent appointed pursuant to the Bond Indenture (the "Remarketing Agent"). BA Securities Inc. will serve as the initial Remarketing Agent with respect to the Bonds, and will receive a fee for serving in such capacity.

    The Bonds will initially bear interest at a rate determined each seven-day period, Wednesday through Tuesday (a "Weekly Interest Rate"). For so long as the Bonds continue to bear interest at a Weekly Interest Rate, interest on the Bonds shall accrue from and including the first day of each calendar month (or, with respect to the first Interest Payment Date, from the date of delivery of the Bonds), through and including the last day of such calendar month but payable on the first Business Day of the following month commencing November 1, 1996. While the Bonds bear interest at a Weekly Interest Rate and except during the continuance of an Event of Default as described in the Bond Indenture the owner of any such 1996 Bond may require the purchase of such 1996 Bond upon seven (7) days' notice. Upon a change of the interest rate determination method from a Weekly Interest Rate to a Daily Interest Rate, a Monthly Interest Rate or a Term Interest Rate (or if a new Term Interest Rate Period is commencing), the Bonds will be subject to mandatory tender as provided herein.

    When  the Bonds  bear  interest at  a  variable  Daily Interest  Rate,  a variable Weekly Interest Rate, a variable Monthly Interest Rate or a non-variable Term Interest Rate if the Bonds are not rated at an Investment Grade Rating upon the commencement of the related Term Interest Rate Period, the authorized denominations of the Bonds will be $100,000 and any integral multiple thereof. When the Bonds bear interest at a Term Interest Rate if the Bonds are rated at an Investment Grade Rating upon the commencement of the related Term Interest Rate Period, the authorized denominations of the Bonds will be $5,000 and any integral multiple of $5,000. Exchanges and transfers shall be made on the books of Depositary Trust Company ("DTC") without charge to the Beneficial Owners, except for any tax, fee or governmental charge required.

PAYMENT OF PRINCIPAL AND INTEREST

    General. For so long as the Bonds are held in book-entry only form on the books of the DTC, payments of principal of, premium, if any, and interest on the Bonds will be made to DTC. Transfers of such payments to the Beneficial Owners are the responsibility of DTC, participants and indirect participants
in  the  DTC system.    If the  Bonds are  not held  in book-entry form, the
principal of and premium, if any, on the Bonds shall be payable to the owners upon presentation and surrender thereof at the principal corporate trust office of the Bond Trustee currently located in the City of Tulsa, Oklahoma, and interest shall be payable by the Paying Agent (i) by check mailed to the registered owners as of the Record Date; or (ii) upon written request of any owner of $1,000,000 or more in principal amount of Bonds, by wire transfer
to  an  account within  the  continental United States.   The Bond Trustee
shall also serve as the Registrar and Paying Agent and the Tender Agent for the Bonds.

    Establishment of Interest Rate. The Remarketing Agent will notify the Airport Trustees, the Bond Trustee, the Registrar and Paying Agent, the Tender Agent and FGIC-SPI at the times required by the Bond Indenture of the interest rates on the Bonds as determined by the Remarketing Agent.

    Using the interest rates so supplied, the Bond Trustee will calculate the amount of interest payable on the Bonds. The Registrar and Paying Agent or the Remarketing Agent will confirm the effective interest rate by telephone to any owner who requests it of the Registrar and Paying Agent in writing or of the Remarketing Agent in any manner.

    The establishment of the interest rates as provided in the Bond Indenture will be conclusive and binding on the Airport Trustees, the Bond Trustee, the Registrar and Paying Agent, the Remarketing Agent, the Tender Agent, FGIC-SPI and the owners of the Bonds. The calculation of interest payable on the Bonds as provided in the Bond Indenture will be conclusive and binding on the Airport Trustees, FGIC-SPI, the Bond Trustee, the Registrar and the Paying Agent, the Tender Agent, the Remarketing Agent and the owners of the Bonds, absent manifest error.

INTEREST PAYMENT DATES AND RECORD DATES

    The Bonds shall bear interest from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Issue Date of the Bonds and shall continue to bear interest until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions of the Bond Indenture, whether at maturity, upon redemption or acceleration, or otherwise. When interest is payable at the interest rate mode shown in the first column below, interest accrued from and including the first day through and including the last day of the period (an "Interest Period") shown in the second column will be paid on the date (an "Interest Payment Date") shown in the third column to owners of record at the close of business on the date (a "Record Date") shown in the fourth column:

Interest     Interest                     Interest
Rate Mode    Period                       Payment Date                     Record Date
---------    ------                       --------------                   -----------
Daily        Calendar Month               Fifth Business Day of the        Last  Business  Day of
                                          next Calendar Month              the Calendar Month

Weekly       Calendar Month               First Business Day of the        Last Business Day of
                                          next Calendar Month              the Calendar Month

Monthly      Calendar Month               First Business Day of            Last Business Day of
                                          next Calendar Month              the Calendar Month

Term         Term (equal to or greater    June or December 1 or first      l5th day of the
             than six months) ending      Business Day after last day      Calendar Month
             on last day of May or        of Term Interest Rate Period,    preceding Interest
             November or ending on        if earlier                       Payment Date (or, if
             last day of Term Interest                                     not a Business Day, the
             Rate Period, if earlier                                       next preceding Business
             (subject to following                                         Day)
             paragraph)


    If the day immediately following the last day of a Term Interest Rate Period is not a Business Day, then the term of the Term Interest Rate Period shall end the least number of days earlier such that the immediately following day is a Business Day. No premium shall be payable on the Bonds due to the shortening of a Term Interest Rate Period as described in the preceding sentence.

    Upon a change from a Daily Interest Rate Period to a Weekly or Monthly Interest Rate Period, the first Interest Payment Date following such change shall be the Interest Payment Date applicable to such Weekly or Monthly Interest Rate Period. Upon a change from a Weekly or Monthly Interest Rate Period to a Daily Interest Rate Period, the first Interest Payment Date following such change shall be the Interest Payment Date applicable to a Daily Interest Rate Period. The effective date of a change in the interest rate determination method to a Term Interest Rate Period will also be an Interest Payment Date, except that the Interest Payment Date upon a change from a Daily Interest Rate Period to a Term Interest Rate Period shall be the date which is five
Business Days after the last day of such Daily Interest Rate Period. The day on which the Bonds are redeemed or paid in full will also be an Interest Payment Date.

    "Business Day" means any day that (i) is not a Saturday, Sunday or legal holiday in the State of California, the State of New York or the State of Oklahoma; (ii) is not a day on which banking institutions chartered by the State of California, the State of New York, the State of Oklahoma or the United States of America are legally required or authorized to close; and
(iii) is not a day on which the New York Stock Exchange is closed.

    Payment of defaulted interest will be made to the owners in whose name the subject Bonds are registered as of the close of business on the fifth-to-last Business Day preceding the date of payment of such defaulted interest.

    When interest on the Bonds is payable at any rate other than a Term Interest Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, and when payable at a Term Interest Rate on the Bonds, on the basis of a 360-day year that consists of twelve 30-day months.

INTEREST RATE DETERMINATION METHODS

    Interest on the Bonds initially will be paid at a Weekly Interest Rate and thereafter at a Daily Interest Rate, a Weekly Interest Rate, a Monthly Interest Rate or a Term Interest Rate, as selected by the Airport Trustees and determined in accordance with the Bond Indenture, subject to a maximum interest rate equal to the lesser of (a) twelve percent (12%) per annum, or
(b) the maximum interest rate for which coverage under the Security Arrangement then in effect with respect to the Bonds is available. Subject to certain conditions set forth in the Bond Indenture, the Airport Trustees may change the interest rate determination method for the Bonds from time to time. The establishment of the interest rates and the calculation of interest payable on the Bonds as provided in the Bond Indenture will be conclusive and binding on all owners of the Bonds.

    Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at a Daily Interest Rate, which shall be determined by the Remarketing Agent either on each Business Day for such Business Day or on the next preceding Business Day for any day that is not a Business Day.

    Each Daily Interest Rate shall be the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the Bonds on such date of determination in a secondary market sale at the principal amount thereof without regard to accrued interest. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day, the Daily Interest Rate for such day shall be the same as the Daily Interest Rate for the next preceding day.

    Weekly  Interest Rate.   During  each  Weekly Interest  Rate Period,  the
Bonds shall bear interest at a Weekly Interest Rate, determined by the Remarketing Agent no later than 10:00 a.m., New York City time, on the first day of such Weekly Interest Rate Period in the case of the initial Weekly Interest Rate Period and thereafter on the Wednesday immediately proceeding the first day of each succeeding Weekly Interest Rate Period, except if a Wednesday is not a Business Day, the Weekly Interest Rate will be determined on the next preceding Business Day.

    Each Weekly Interest Rate shall be the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the Bonds on such date of determination in a secondary market sale at the principal amount thereof without regard to accrued interest. If the Remarketing Agent shall not have determined a Weekly Interest Rate for any week, the Weekly Interest Rate for such week shall be the same as the Weekly Interest Rate for the next preceding week.

    The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Wednesday, except if such period begins on a Wednesday, in which case it shall apply only for such Tuesday; provided, however, that the Weekly Interest Rate for the Weekly Interest Rate Period commencing upon the initial issuance of the Bonds shall apply to the period commencing on such date of issuance and ending on the second Wednesday thereafter. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

    Monthly Interest Rate. During each Monthly Interest Rate Period, the Bonds shall bear interest at a Monthly Interest Rate, determined by the Remarketing Agent no later than the first day of each Monthly Interest Rate Period and thereafter no later than the first day of each calendar month during such Monthly Interest Rate Period. Notwithstanding the foregoing, if, during any Monthly Interest Rate Period, any Bonds shall have been tendered and purchase thereof demanded by the owners thereof on a date not described in the preceding sentence and if the Remarketing Agent provides notification to the Airport Trustees, the Tender Agent, the Registrar and Paying Agent and the Bond Trustee in writing or by telephone promptly confirmed in writing that in its determination the Bonds bearing interest at the Monthly Interest Rate then in effect will not have a market value of the principal amount thereof (without regard to accrued interest) on the date of such purchase, the Remarketing Agent shall determine, and notify the Airport Trustees, the Tender Agent, the Registrar and Paying Agent and the Bond Trustee of, a new Monthly Interest Rate for all the Bonds effective on such date of purchase for the remainder of the calendar month in which such determination is made (unless subsequently redetermined as described in this sentence). The Remarketing Agent shall notify the Registrar and Paying Agent of any such redetermination and the Registrar, upon the direction of the Remarketing Agent, shall notify registered owners of the Bonds of such redetermination.

    Each Monthly Interest Rate shall be the minimum rate of interest which, in the opinion of the Remarketing Agent, would be necessary to sell the Bonds on such date of determination in a secondary market sale at the principal amount thereof without regard to accrued interest. If the Remarketing Agent shall not have determined a Monthly Interest Rate for any month, the Monthly Interest Rate for such month shall be the same as the Monthly Interest Rate for the next preceding month.

    Each Monthly Interest Rate determined for each calendar month shall apply to the period commencing on the first day of such calendar month, or the Business Day of such calendar month upon which a change in the interest rate determination method to a Monthly Interest Rate Period occurs and ending on the last day of such calendar month, unless such Monthly Interest Rate Period shall end on a day other than the last day of such calendar month, in which event the last Monthly Interest Rate for such Monthly Interest Rate Period shall apply to the period commencing on the first day of the calendar month in which such Monthly Interest Rate Period ends, and ending on such last day.

    Term Interest Rate. During each Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, not more than 15 days prior to and not later than the effective date of such Term Interest Rate Period.

    The Term Interest Rate shall be the minimum rate of interest (or minimum rates of interest if the Airport Trustees elects to establish serial redemption bonds during such Term Interest Rate Period) which, in the opinion of the Remarketing Agent, would be necessary to sell the Bonds on such date of determination in a secondary market sale at the Principal amount thereof without regard to accrued interest.

CHANGE IN INTEREST RATE DETERMINATION METHOD

    Changes in the interest rate determination method for the Bonds may be made at the direction of the Airport Trustees; provided, however, that no such change may be made if (i) the Bond Trustee and the Registrar and Paying Agent receive written notice prior to such change that a required Opinion of Bond Counsel has been rescinded or will not be delivered with regard to such change; or (ii) an Event of Default under the Bond Indenture has occurred and is continuing. The effective date of any change in the interest rate determination method for the Bonds will constitute a mandatory tender date for the Bonds. See "DESCRIPTION OF THE BONDS--Tender Feature of Bonds--Mandatory Tender".

    Adjustment to Daily Interest Rate. The Airport Trustees, by written direction to DTC, the Bond Trustee, the Remarketing Agent, the Registrar and Paying Agent, the Tender Agent and FGIC-SPI, may elect at any time that the Bonds shall bear interest at a Daily Interest Rate. Such direction (A) shall specify the effective date of the adjustment to a Daily Interest Rate which shall be (i) a Business Day (which must be the first Business Day of a calendar month) not earlier than the 15th day following the third Business Day after the date of receipt by the Bond Trustee of such direction; or (ii) in the case of an adjustment from a Term Interest Rate Period, the day immediately following the last day of the then current Term Interest Rate Period (except as otherwise provided in the Bond Indenture as described below in "-- Adjustment During Term Interest Rate Period"); (B) shall specify the dates prior to such effective date on or prior to which owners of the Bonds are required to deliver (i) notice regarding their election to retain such Bonds upon the corresponding mandatory tender; or (ii) any such Bonds held by the owners thereof; and (C) shall be accompanied by an Opinion of Bond Counsel stating that such adjustment (i) is authorized or permitted by the Bond Indenture and the Act; and (ii) will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes.

    Adjustment to Weekly Interest Rate. The Airport Trustees, by written direction to DTC, the Bond Trustee, the Remarketing Agent, the Registrar and Paying Agent, the Tender Agent and FGIC-SPI, may elect at any time that the Bonds shall bear interest at a Weekly Interest Rate. Such direction (A) shall specify the effective date of such adjustment to a Weekly Interest Rate which shall be (i) a Business Day (which must be the first Business Day of a calendar month) not earlier than the 15th day following the third Business Day after the date of receipt by the Bond Trustee of such direction; or (ii) in the case of an adjustment from a Term Interest Rate Period, the day immediately following the last day of the then current Term Interest Rate Period (except as otherwise provided in the Bond Indenture as described below in "--Adjustment During Term Interest Rate Period"); (B) shall specify the dates prior to such effective date on or prior to which owners of the Bonds are required to deliver (i) notice regarding their election to retain such Bonds upon the corresponding mandatory tender; or (ii) any such Bonds held by the owners thereof; and (C) shall be accompanied by an Opinion of Bond Counsel stating that such adjustment (i) is authorized or permitted by the Bond Indenture and the Act;
and (ii) will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes.

    Adjustment to Monthly Interest Rate. The Airport Trustees, by written direction to DTC, the Bond Trustee, the Remarketing Agent, the Registrar and Paying Agent, the Tender Agent and FGIC-SPI, may elect at any time that the Bonds shall bear interest at a Monthly Interest Rate. Such direction (A) shall specify the effective date of such adjustment to a Monthly Interest Rate which shall be (i) a Business Day (which must be the first Business Day of a calendar month) not earlier than the 15th day following the third Business Day after the date of receipt by the Bond Trustee of such direction; or (ii) in the case of an adjustment from a Term Interest Rate Period, the day immediately following the last day of the then current Term Interest Rate Period (except as otherwise provided in the Bond Indenture as described below in "-Adjustment During Term Interest Rate Period"); (B) shall specify the dates prior to such effective date on or prior to which owners of the Bonds are required to deliver (i) notice regarding their election to retain such Bonds upon the corresponding mandatory tender; or (ii) any such Bonds held by the owners thereof; and (C) shall be accompanied by an Opinion of Bond Counsel stating that such adjustment (i) is authorized or permitted by the Bond Indenture and the Act; and (ii) will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes.

    Adjustment to or Continuation of Term Interest Rate at the Direction of the Airport Trustees. The Airport Trustees, by written direction to DTC, the Bond Trustee, the Remarketing Agent, the Registrar and Paying Agent, the Tender Agent and FGIC-SPI, may elect at any time that the Bonds shall bear, or continue to bear, interest at a Term Interest Rate, and if it shall so elect, shall determine the duration of the Term Interest Rate Period during which the Bonds shall bear interest at such Term Interest Rate. Such direction (A) shall specify the effective date of such Term Interest Rate Period which shall be (i) a Business Day (x) not earlier than the 30th day following the third Business Day after the date of receipt by the Bond Trustee of such direction; and (y) which is the first Business Day of a calendar month; or (ii) in the case of an adjustment from one Term Interest Rate Period to another, the Business Day immediately following the last day of the then current Term Interest Rate Period (except as otherwise provided in the Bond Indenture as described below in "--Adjustment During Term Interest Rate Period")(provided that if prior to the Airport Trustees' making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Term Interest Rate Period shall not precede such redemption date); (B) shall specify the last day of such Term Interest Rate Period (which shall be any May 31 or November 30 which is at least six months from the last day of the calendar month immediately preceding the first day of such Term Interest Rate Period); (C) shall specify the dates prior to such effective date on or prior to which owners of the Bonds are required to deliver (i) notice regarding their election to retain such Bonds upon the corresponding mandatory tender; or (ii) any such Bonds held by the owners thereof; (D) shall be accompanied by an Opinion of Bond Counsel stating that such adjustment (i) is authorized or permitted by the Bond Indenture and the Act; and (ii) will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes; and (E) written confirmation from Moody's and Standard & Poor's as to the ratings on the 1996 Bonds to be in effect during the Term Interest Period.

    At the time the Airport Trustees so elect an adjustment to a Term Interest Rate, the Airport Trustees may specify one or more consecutive Term Interest Rate Periods and, if the Airport Trustees so specify, shall specify the duration of each of such Term Interest Rate Periods as described herein; provided, however, that the last day of any such consecutive Term Interest Rate Periods shall be no later than June 1, 2018 or earlier if the Interest Rate Period is changed. If the Airport Trustees have so specified consecutive Term Interest Rate Periods of the same duration, no Opinion of Bond Counsel shall be required at the outset of the second and each succeeding consecutive Term Interest Rate Period which has been so specified.

    At the time the Airport Trustees so elect an adjustment to a Term Interest Rate, some or all of the Bonds may at that time be preselected by the Airport Trustees and designated for redemption on specified mandatory sinking fund redemption dates in such manner as to create serial redemptions of all or a portion of such Bonds and to determine the interest rates thereon on the basis of such serial redemptions; provided, however, that such serial redemptions and the determination of interest rates on the basis of such redemptions shall not be permitted unless there has first been delivered to the Bond Trustee, FGIC-SPI, the Airport Trustees and the Remarketing Agent an Opinion of Bond Counsel to the effect that such redemptions and determination of interest rates thereon will not adversely affect (i) the exclusion of interest on the Bonds from the gross income of the recipients thereof for federal income tax purposes. If Bonds being converted are to be preselected for mandatory sinking fund redemption, the Bond Trustee will select Bonds by lot with respect to each year that such Bonds are to be subject to serial mandatory redemption and for each year in the amount determined for such year in a schedule prepared by the Remarketing Agent. The Bonds so selected will be redeemed on the dates assigned to such Bonds (as determined by the Remarketing Agent) and the redemption dates shall be printed on the Bonds. In connection with the conversion of any of the Bonds to a Term Interest Rate, the Remarketing Agent shall determine the principal amount or amounts of such Bonds which shall be serial bonds and term bonds and mandatory sinking fund redemption payments which will provide the lowest net interest rate on such Bonds which maintains (as nearly as practicable) level debt service on all outstanding long-term indebtedness of the Airport Trustees taking into account the amortization of principal then anticipated with respect to any unissued Bonds, including the particular Bonds to be converted. Such determinations shall be conclusive and binding upon the Remarketing Agent, the Bond Trustee, FGIC-SPI or other Credit Provider, the Airport Trustees and the owners of such Bonds.

    If, at least three Business Days prior to the ninth day before the last day of any Term Interest Rate Period, the Airport Trustees have not elected that the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate, a Monthly Interest Rate or a Term Interest Rate, the next succeeding Interest Rate Period shall be a Term Interest Rate Period of the same duration as the immediately preceding Term Interest Rate Period and no Opinion of Bond Counsel shall be required; provided that if such Term Interest Rate Period would end after June 1, 2018, such Term Interest Rate Period shall end on June 1, 2018 or earlier if the Interest Rate Period is changed as provided in the Bond Indenture.

    Adjustment During Term Interest Rate Period. At any time during a Term Interest Rate Period after the end of the no-call period as described below in "--Redemption of Bonds and Purchases in Lieu Thereof--Optional Redemption--Optional Redemption or Purchase During Term Interest Rate Period", the Airport Trustees may elect that the Bonds no longer shall bear interest at the Term Interest Rate then in effect and shall instead bear interest as otherwise permitted under the Bond Indenture; provided that the Airport Trustees shall cause to be paid to the owners of the Bonds an adjustment premium equal to the redemption premium (if any) which would have been due pursuant to an optional redemption during a Term Interest Rate Period if the Bonds had been redeemed on the effective date of the new Interest Rate Period.

    Notice to Owners of Change in Interest Rate Determination Method. When a change in the interest rate determination method is to be made and prior to the start of each consecutive Term Interest Rate Period, the Registrar (upon the direction of the Bond Trustee) is required to notify the owners of the Bonds and FGIC-SPI by first-class mail at least ten days (30 days upon an adjustment to a Term Interest Rate Period) but not more than 60 days before the effective date of the change. The effective date of such change will constitute a mandatory tender date as hereinafter described. The notice will be accompanied by the Opinion of Bond Counsel, if required by the Bond Indenture, as described above. The notice, subject to receipt by the Registrar from the Airport Trustees, the Remarketing Agent and the Bond Trustee of appropriate notices, opinions and information in a timely fashion, will state:

    (1) that the interest rate determination method will be changed (or continued, in the case of a Term Interest Rate) and what the new method will be;

    (2) the effective date of the new interest rate determination method, which shall be a mandatory tender date;

    (3) a description of the new interest rate determination method, a statement that the Remarketing Agent will provide each new rate upon request and a description of how to make such request;

    (4) the Interest Payment Dates and Record Dates for the new interest rate determination method;

    (5) information relating to any Security Arrangement that will be in place following such change;

    (6) whether the owners have a right to tender their Bonds on or after the effective date of the change and, if they do, the procedures to follow;

    (7) the redemption provisions that are applicable to the Bonds after the effective date of the change; and

    (8) any ratings assigned the Bonds by the Rating Agency effective on the change, and whether any existing rating is being reduced or withdrawn upon such change.

    In addition, if the change is to a Term Interest Rate Period, the notice will state:

    (1) that the Term Interest Rate for such Term Interest Rate Period will be determined not later than the effective date thereof;

    (2) how such Term Interest Rate may be obtained from the Remarketing Agent; and

    (3) that during the Term Interest Rate Period, if the Bonds are rated at an Investment Grade Rating upon the commencement of such Term Interest Rate Period, Bonds may be issued in denominations of $5,000 or any integral multiple of $5,000.

TENDER FEATURE OF BONDS

    "Tender" means to require, or the act of requiring, the purchase of a Bond except a Bond owned or purchased with the moneys provided by the Airport Trustees or FGIC-SPI or other credit provider or any portion thereof at its owner's option or mandatorily under certain circumstances, at 100% of the principal amount thereof plus interest accrued (if any) from the first day of the then current Interest Period to, but not including, the date of purchase, plus a premium in certain circumstances, as described below in "--Mandatory Tender--Purchase Price of Bonds Subject to Mandatory Tender".

    No Bonds may be tendered at the option of the owners thereof following acceleration of the principal of the Bonds.

Optional Tender by Owner
------------------------

    Daily Interest Rate.   When interest on  the Bonds is payable at  a Daily
Interest Rate, a Beneficial Owner may tender a 1996 Bond or portions thereof in authorized denominations:

        (a) if records of beneficial ownership of the Bonds are maintained pursuant to the book-entry only system maintained by DTC (or pursuant to a similar book-entry only system maintained by another securities depository), by delivering to the Remarketing Agent (address below) by 10:30 a.m., New York City time, on the Business Day on which such 1996 Bond (or a portion thereof) is to be purchased, (1) an irrevocable written or telephone notice (which written or telephone notice must also be delivered to the Bond Trustee by such time) stating the principal amount of the 1996 Bond or portion thereof in an authorized denomination to be purchased and the date (which must be a Business Day and may be the date the notice is delivered) the 1996 Bond or a portion thereof is to be purchased, and (2) if the DTC Participant (or other securities depository participant) through whom the beneficial ownership of such 1996 Bond is maintained is not the Remarketing Agent, such 1996 Bond by
    such  DTC  Participant  (or  other  securities   depository  participant)
    through DTC's (or other securities depository's) system; or

        (b)  if  records  of  beneficial  ownership  of  the   Bonds  are  not
    maintained pursuant to the book-entry only system maintained by DTC (or pursuant to a similar book-entry only system maintained by another securities depository), (i) by delivering to the Remarketing Agent or the Tender Agent (address below), by 10:30 a.m., New York City time, on the Business Day on which such 1996 Bond (or a portion thereof) is to be purchased, irrevocable written or telephone notice (which written or telephone notice must also be delivered to the Bond Trustee by the such time) stating the principal amount of the 1996 Bond or portion thereof in an authorized denomination to be purchased and the bond number of the 1996 Bond or portion thereof to be purchased on such date; and (ii) by delivering to the Tender Agent, at or prior to 10:30 a.m., New York City time, on the date of such purchase, the 1996 Bond accompanied by an instrument of transfer satisfactory to the Tender Agent, executed in blank by the registered owner with the signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

    Weekly or Monthly Interest Rate.   When interest on the Bonds  is payable
at a Weekly or Monthly Interest Rate, a Beneficial Owner may tender a 1996 Bond or portions thereof in authorized denominations:

        (a) if records of beneficial ownership of the Bonds are maintained pursuant to the book-entry only system maintained by DTC (or pursuant to a similar book-entry only system maintained by another securities depository), by delivering to the Remarketing Agent (1) on a Business Day, an irrevocable written or telephone notice (which written or telephone notice must also be delivered to the Bond Trustee by the same time) stating the principal amount of the 1996 Bond or portion thereof in an authorized denomination to be purchased and the date (which must be a Business Day at least seven days after the notice is received by the Remarketing Agent) the 1996 Bond or portion thereof is to be
    purchased,   and  (2)  if  the   DTC  Participant  (or  other  securities
    depository participant) through whom the beneficial ownership of such 1996 Bond is maintained is not the Remarketing Agent, by 10:30 a.m., New York City time, on the date on which such Bond or portion thereof will
    be  purchased,  such  1996  Bond  by   such  DTC  Participant  (or  other
    securities depository participant) through DTC's (or other securities depository's) system; or

        (b)  if  records  of  beneficial  ownership  of  the  Bonds  are   not
    maintained pursuant to a book-entry only system maintained by DTC (or pursuant to a similar book-entry only system maintained by another securities depository), (i) by delivering to the Remarketing Agent or the Tender Agent irrevocable written notice (which written notice must also be given to the Bond Trustee at the same time) by 4:00 p.m., New York City time, on any Business Day, stating the principal amount of the 1996 Bond or portion thereof in an authorized denomination to be purchased, the bond number and the date (which must be a Business Day at least seven days after the notice is received by the Tender Agent or the Remarketing Agent) the 1996 Bond or portion thereof is to be purchased; and (ii) by delivering to the Tender Agent, at or prior to 10:30 a.m., New York City time, on the date of such purchase, the 1996 Bond accompanied by an instrument of transfer satisfactory to the Tender Agent, executed in blank by the registered owner with the signature guaranteed by a bank, trust company or member firm of the New York Stock Exchange.

Mandatory Tender
----------------

    The Bonds are subject to mandatory tender and purchase by the Tender Agent on behalf of the Airport Trustees at the purchase price described below in "--Purchase Price of Bonds Subject to Mandatory Tender" upon the occurrence of any of the following events. (The Bond Indenture provides that the extension or renewal of the Standby Bond Purchase Agreement or other Security Arrangement is not deemed to be an expiration, termination or substitution of the Standby Bond Purchase Agreement or other Security Arrangement for purposes of the mandatory tender provisions described below.)

    Mandatory Tender Upon a Change in Interest Rate Period. The Bonds shall be subject to mandatory tender (i) on the first Business Day of any Term Interest Rate Period, Daily Interest Rate Period, Weekly Interest Rate Period or Monthly Interest Rate Period if the Interest Rate Period for the Bonds in effect immediately prior to the effective date thereof was a different Interest Rate Period; or (ii) if a new Term Interest Rate Period is commencing with respect to the Bonds. The Bonds subject to mandatory tender on the first day of an Interest Rate Period upon an adjustment from a Term Interest Rate Period after the end of the no-call period as described below in "--Redemption of Bonds and Purchases in Lieu Thereof--Optional Redemption--Optional Redemption or Purchase During Term Interest Rate Period", but before the last day of such Term Interest Rate Period, shall be so purchased at the optional redemption price then applicable to such Bonds. See "--Purchase Price of Bonds Subject to Mandatory Tender" below.

    Mandatory Tender Upon Expiration of Termination of Security Arrangement. The Bonds shall be subject to mandatory tender on the fifth Business Day immediately preceding the date of expiration or termination of Security Arrangement.

    Mandatory Tender Upon Substitution of Standby Bond Purchase Agreement or Alternate Security Arrangement. The Bonds shall be subject to mandatory tender on the fifth Business Day immediately preceding the effective date of a Substitute Standby Bond Purchase Agreement or Alternate Security Arrangement.

    Purchase Price of Bonds Subject to Mandatory Tender. During a Daily Interest Rate Period, a Weekly Interest Rate Period or a Monthly Interest Rate Period, any Bonds which are subject to mandatory tender will be purchased at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from the first day of the then current Interest Period to but not including the date of tender. The Bonds subject to mandatory tender during a Term Interest Rate Period will be purchased at a price equal to 100% of the principal amount thereof, plus a premium equal to the redemption premium, if any, that would have been payable had such Bonds been optionally redeemed on such date, plus accrued interest, if any, from the first day of the then current Interest Period to, but not including, the mandatory tender date, except that a price of 102% of the principal amount thereof plus accrued interest from the first day of the then current Interest Period to, but not including, the tender date shall apply in the event the mandatory tender occurs prior to the date optional redemption is permitted during a Term Interest Rate Period.

    Procedure for Mandatory Tender. If the Bonds are held in book-entry form on the books of DTC and if the DTC Participant through whom a Beneficial Owner owns its Bonds is not the Remarketing Agent, Bonds subject to mandatory tender must be delivered by such DTC Participant to the Remarketing Agent through DTC's system at or prior to 10:00 a.m., New York City time, on the date selected for mandatory tender. If the Bonds are held in certificated form, Bonds subject to mandatory tender must be tendered to the Tender Agent at or prior to 10:00 a.m., New York City time, on the date selected for mandatory tender, accompanied by an instrument of transfer, in form satisfactory to the Tender Agent, executed in blank by the registered owner with the signature guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange. Any Bonds subject to mandatory tender which are not so tendered to the Remarketing Agent or the Tender Agent, as applicable (for which the Tender Agent or the Remarketing Agent has not been notified of an election to retain), shall be deemed tendered for purchase and may be remarketed.

Election to Retain Bonds Subject to Mandatory Tender
----------------------------------------------------

    The Beneficial Owners or owners of Bonds subject to mandatory tender have the right to elect to retain such Bonds; provided that such Beneficial Owners or owners provide a direction to the Tender Agent or the Remarketing Agent not to purchase their Bonds (or portions thereof in authorized denominations) on the tender date. Such direction must be delivered to the Tender Agent or the Remarketing Agent on or prior to the fifth day immediately preceding the tender date and must (i) specify the numbers and denominations of Bonds owned by such Beneficial Owner or owner; (ii) acknowledge receipt of the mandatory tender notice; (iii) direct that such Bonds or a portion thereof not be purchased; (iv) include an agreement not to sell such Bonds or portion thereof prior to the mandatory tender date; (v) agree not to exercise any optional tender applicable to such Bonds or portion thereof prior to the mandatory tender date; (vi) acknowledge that such election is irrevocable; (vii) acknowledge, where applicable, that a different Security Arrangement or that no Security Arrangement will secure the Bonds after the tender date; (viii) acknowledge the rating on the Bonds, if any, following the mandatory tender date and that such rating may be modified or withdrawn upon the occurrence of certain events; and (ix) acknowledge, where applicable, that a current right to tender such Bonds will not be available after such mandatory tender date.

    If the Bonds are not held in book-entry form on the books of DTC, upon direction of the Registrar, owners who elect to retain Bonds upon the occurrence of a mandatory tender event may be required to deliver their Bonds to the Registrar for exchange for new Bonds of the same principal amount containing the terms and provisions applicable after the mandatory tender date.


Notice of Mandatory Tender
--------------------------

    Notice of any mandatory tender of Bonds will be given by the Registrar at the direction of the Bond Trustee by first-class mail not less than 15 days and not more than 60 days prior to the mandatory tender date to the Airport Trustees, FGIC-SPI and the owners (but not the Beneficial Owners) of the Bonds. Such notice will contain the detailed information for such tender event, as specified in the Bond Indenture.

    The Registrar will give a notice of mandatory tender as described above under the captions "--Mandatory Tender Upon Expiration or Termination of a Security Assignment" if the Bond Trustee has not received notice of the extension, renewal or substitution of the then existing Security Arrangement by the 30th day before the end of the last Interest Period before the expiration of a Security Arrangement.

Tendered Bonds Not Remarketed/Pledged Bonds
-------------------------------------------

    Any 1996 Bonds tendered at the option of the owners thereof and, 1996 Bonds tendered pursuant to a mandatory tender event which are not successfully remarketed by the Remarketing Agent will be purchased by the Tender Agent with moneys furnished by FGIC-SPI under the Standby Bond Purchase Agreement. The Remarketing Agent shall offer for sale, on a best efforts basis, 1996 Bonds optionally tendered and, 1996 Bonds subject to mandatory tender events, and 1996 Bonds purchased with moneys furnished by FGIC-SPI under the Standby Bond Purchase Agreement.

Payment of Purchase Price
-------------------------

    The purchase price for a 1996 Bond following a tender or purchase in lieu of redemption will be paid in immediately available funds by the close of business on the date of purchase.

    The Bonds to be tendered for purchase as described above and which are not delivered by the owners thereof or by the DTC Participants through whom the beneficial ownership of such Bonds is maintained to the Remarketing Agent or the Tender Agent, as applicable, on the date specified for purchase will be deemed to have been tendered for purchase and purchased on such date. The former Beneficial Owners or owners of such Bonds will thereafter have no rights with respect to such Bonds except to receive payment of the purchase price therefor upon surrender of such Bonds to the Remarketing Agent or the Tender Agent, as applicable.


                            THE LIQUIDITY FACILITY

    The Obligations will rank equally with all other general unsecured and unsubordinated obligations of FGIC-SPI. The Obligations are not issued pursuant to an indenture. As of the date hereof FGIC-SPI has approximately
$(        )  billion obligations currently outstanding after giving effect to the Obligations.

    Owners of the Bonds to which the Obligations relate will be entitled to the benefits and subject to the terms of the Liquidity Facility. Pursuant to the Liquidity Facility, FGIC-SPI agrees to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the Purchase Price for such Bonds. The obligation of FGIC-SPI under the Liquidity Facility will be sufficient to pay a Purchase Price equal to the principal of and up to 34 days' interest on the Bonds at an assumed rate of 12% per annum.

TERMINATION EVENTS

    The scheduled expiration date of the Liquidity Facility is October 1, 2001, unless extended by FGIC-SPI for additional five years upon notice to the Issuer two years prior to the scheduled expiration date. Mandatory purchase of Bonds by FGIC-SPI shall occur under the circumstances specified in the Bond Indenture. Under certain circumstances, the obligation of FGIC-SPI to purchase Bonds tendered for purchase pursuant to an optional or mandatory tender, which have not been remarketed, may be terminated. The following events constitute "Termination Events" under the Liquidity
Facility:

    (a) (i) any portion of the commitment fee shall not be paid when due on the quarterly payment date as set forth in the Standby Bond Purchase Agreement and related payment agreement (the Payment Agreement"), or (ii) any other amount payable thereunder shall not be paid when due and any such failure shall continue for three (3) Business Days after notice thereof to the Issuer; (b) (i) the Issuer shall fail to observe or perform any covenant or agreement contained in the Bond Indenture and, if such failure is a result of a covenant breach which is capable of being remedied, such failure continues for sixty (60) days following written notice thereof to the Issuer from FGIC-SPI, or (ii) there shall not be, at all times a Remarketing Agent performing the duties thereof contemplated by the Bond Indenture; (c) any representation, warranty, certification or statement made by the Issuer (or incorporated by reference) in any related document or in any certificate, financial statement or other document delivered pursuant thereto or any related document shall prove to have been incorrect in any material respect when made; (d) any default by the Issuer shall have occurred and be continuing in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness issued, assumed or guaranteed by the Issuer the obligation and security for which under the Bond Indenture or under any related document is senior to, or on parity with, the Bonds; (e) the Issuer files a petition in voluntary bankruptcy, for the composition of its affairs or for its corporate reorganization under any state or federal bankruptcy or insolvency law, or makes an assignment for the benefit of creditors, or admits in writing to its insolvency or inability to pay debts as they mature, or consents in writing to the appointment of a trustee or receiver for itself; (f) a court of competent jurisdiction shall enter an order, judgment or decree declaring the Issuer insolvent, or adjudging it bankrupt, or appointing a trustee or receiver of the Issuer, or approving a petition filed against the Issuer seeking a reorganization of the Issuer under any applicable law or statute of the United States of America or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; (g) under the provisions of any other law for the relief or aid of debtors, any count of competent jurisdiction shall assume custody or control of the Issuer or of the Gross Revenues (as defined in the Bond Indenture), and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control; (h) any material provision of the Standby Bond Purchase Agreement, the Bond Indenture, any related document, the Bonds or the Bonds purchased by FGIC-SPI shall cease for any reason whatsoever to be a valid and binding agreement of the Issuer or the Issuer shall contest the validity or enforceability thereof; or (i) failure to pay when due any amount payable under the Bonds or the Purchased Bonds (regardless of any waiver thereof by the Holders of the Bonds).

    Upon the occurrence of a Termination Event, FGIC-SPI may deliver notice to the Trustee, the City, the Remarketing Agent and the Tender Agent regarding its intention to terminate the Liquidity Facility. The Liquidity Facility would terminate, effective at the close of business on the 30th day following the date of such notice, or if such date is not a Business Day, the next Business Day. Prior to the effectiveness of such termination, all Bonds in a Variable Mode are subject to mandatory tender for purchase from the proceeds of a drawing under the Liquidity Facility. The termination of the Liquidity Facility, however, does not result in an automatic acceleration of the Bonds.

    The obligations of the Issuer with respect to the Bonds are as described in the Official Statement relating to the Bonds.


                    THE STANDBY LOAN AGREEMENT; GE CAPITAL

    In order to obtain funds to fulfill its obligations under the Liquidity Facility, FGIC-SPI will enter into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase such Bonds. Each loan under the Standby Loan Agreement will be in an amount not exceeding the purchase price for tendered Bonds which represents the outstanding principal amount of such tendered Bonds together with accrued interest thereon to but excluding the date a borrowing is made and will mature on the date which is five years from the effective date of the Standby Loan Agreement. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Bonds. When FGIC-SPI desires to make a borrowing under the Standby Loan Agreement, it must give GE Capital prior written notice of such borrowing by at least 11:45 a.m., New York City time, on the proposed borrowing date. No later than 2:15 p.m., New York City time, on each borrowing date (if the related notice of borrowing has been received by 11:45 a.m. on such date), GE Capital will make available the amount of the borrowing requested.

    The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of FGIC-SPI's obligations under the Liquidity Facility. GE Capital will not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by FGIC-SPI which results in the failure of FGIC-SPI to effect the purchase for the account of FGIC-SPI of tendered Bonds with the funds provided pursuant to the Standby Loan Agreement.

    GE Capital is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 W. Madison, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning GE Capital can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of GE Capital's securities are listed.

    The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:

                                                                            Six Months
                    Year Ended December 31,                               June 29, 1996
------------------------------------------------------------              -------------
1991          1992          1993          1994          1995
----          ----          ----          ----          ----
1.34          1.44          1.62          1.63          1.51                   1.52


For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.


                                   EXPERTS

     The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                   APPENDIX A




                               TENDER TIMELINE

                              TENDERS FOR BONDS

                                PURCHASE DATE
                             (New York City time)


  -------------------------------------------------------------------------
  |                       |                       |                       |
  |                       |                       |                       |
  |                       |                       |                       |
  |                       |                       |                       |
  |                       |                       |                       |
  |                       |                       |                       |
  |---------     ---------|---------     ---------|---------     ---------|

 11:30 a.m.      11:45 a.m.               2:15 p.m.               2:30 p.m.
   (1)              (2)                     (3)                     (4)


1. Trustee shall give immediate telephonic notice, in any event not later than 11:30 a.m. on the Purchase Date, to FGIC-SPI specifying the aggregate principal amount of Bonds to be purchased by FGIC-SPI on such Purchase Date.

2. FGIC-SPI must give GE Capital prior written notice of a borrowing under the Standby Loan Agreement by 11:45 a.m. on the date of the proposed borrowing.

3. No later than 2:15 p.m. on each Optional Tender Date, GE Capital will make available the amount of borrowing requested.

4.  FGIC-SPI   purchases   Bonds,   for  which   remarketing   proceeds   are
    unavailable, by 2:30 p.m. on the  Purchase Date.


                                $1,000,000,000

                        PRINCIPAL AMOUNT PLUS INTEREST

                        LIQUIDITY FACILITY OBLIGATIONS

                                      OF

                        FGIC SECURITIES PURCHASE, INC.


    FGIC Securities Purchase, Inc. ("FGIC-SPI" or the "Company") intends to offer from time to time, in connection with the issuance by municipal authorities or other issuers of adjustable or floating rate debt securities (the "Securities"), its obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by FGIC Securities Purchase, Inc. or its affiliates.

    Unless otherwise specified in a prospectus supplement to the Prospectus (a "Prospectus Supplement"), the Obligations will be issued from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal authorities or other issuers. The specific terms of the Obligations and the Securities to which they relate will be set forth in a Prospectus Supplement. Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
             TIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.







------------------------------
The date of this Prospectus is October 1, 1996.

    The information contained in this Prospectus has been obtained from FGIC Securities Purchase, Inc. This Prospectus is submitted in connection with the future sale of securities as referred to herein, and may not be reproduced or used, in whole or in part, for any other purposes.

    No dealer, salesman or any other person has been authorized by FGIC-SPI to give any information or to make any representation, other than as contained in this Prospectus or a Prospectus Supplement, in connection with the offering described herein, and if given or made, such other information or representation must not be relied upon as having been authorized by any of the foregoing. This Prospectus does not constitute an offer of any securities other than those described herein or a solicitation of an offer to buy in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale.


                            AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Room 1024 at the Office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 W. Madison, 14th Floor, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048 and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. FGIC-SPI does not intend to deliver to holders of its obligations offered hereby an annual report or other report containing financial information.

    This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of FGIC-SPI under the Liquidity Facilities to be issued from time to time by FGIC-SPI in support of the Securities. It is not anticipated that registration statements with respect to the Securities issued by municipal authorities or other issuers will be filed under the Securities Act of 1933, as amended, in reliance on an exemption therefrom.

                               ---------------

                     DOCUMENTS INCORPORATED BY REFERENCE

    There are hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 all heretofore filed with the Commission pursuant to Section 13 of the 1934 Act, to which reference is hereby made.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Obligations and the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Communications Department, FGIC Corporation, 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.

                                   SUMMARY

    The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate securities and other derivative debt securities issued by municipal authorities or other issuers. Such securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their securities. Such securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the securities. In the event that they cannot be remarketed, FGIC-SPI will be obligated, pursuant to a standby purchase agreement or similar contractual arrangement with the issuer, remarketing agent, tender agent or trustee of the securities, to purchase unremarketed securities, from the holders desiring to tender their securities (the "put option") or upon certain other events. This facility will assure the holders of liquidity for their securities even when market conditions preclude successful remarketing.

    The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs"). VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice a specified Linked Rate minus the fee charged by FGIC-SPI for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, FGIC-SPI is obligated to pay the purchase price therefor pursuant to the terms of its liquidity facility.

    If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, he may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such holder desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, he may "de-link" his VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

    Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and FGIC-SPI will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

    The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity agreement or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed securities, FGIC-SPI will enter into standby loan agreements with one or more financial institutions (the "Standby Lenders") under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement or similar contractual agreement between FGIC-SPI and the trustee, issuer or other specified entity will provide that, without the consent of the issuer and the trustee for the security holders, FGIC-SPI will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the security holders. Except as otherwise provided in a Prospectus Supplement, the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement may only be terminated upon the occurrence of certain events of non-payment, default or insolvency on the part of the issuer or other specified entity. In the event of a termination of the obligations of FGIC-SPI under the standby purchase agreement or similar contractual agreement, the securities will be subject to a mandatory tender. Prior to such time, security holders will have the option to tender their securities, all as set forth in the applicable Prospectus Supplement.

    The above structure is intended to receive the highest ratings from the rating agencies and to provide public issuers with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.


                                 THE COMPANY

    FGIC-SPI  was  incorporated in  1990  in  the  State of  Delaware.    All
outstanding capital stock of FGIC-SPI is owned by FGIC Holdings, Inc., a Delaware corporation.

    Unless otherwise specified in a Prospectus Supplement, the business of FGIC-SPI consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities or other issuers through "liquidity facilities". The securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for security holders desiring to sell their securities. Pursuant to standby purchase agreements or similar contractual agreements with issuers of the securities, FGIC-SPI will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the Securities, FGIC-SPI will enter into one or more standby loan agreements with Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds as needed to FGIC-SPI to purchase Securities as required.

    FGIC-SPI's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone No. (212) 312-3000.


                           THE LIQUIDITY FACILITIES

    The Obligations  will rank equally with  all other general  unsecured and
unsubordinated obligations  of  FGIC-SPI.   The  Obligations are  not  issued
pursuant to an indenture.

    Registered owners of the Securities will be entitled to the benefits and subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, FGIC-SPI will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. The obligation of FGIC-SPI under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement.


                          THE STANDBY LOAN AGREEMENT

    In order to obtain funds to fulfill its obligations under the Liquidity Facilities, FGIC-SPI will enter into one or more Standby Loan Agreements with one or more Standby Lenders under which the Standby Lenders will be irrevocably obligated to lend funds to FGIC-SPI as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each Standby Loan Agreement will have the terms set forth in the applicable Prospectus Supplement. It is anticipated that each loan under a Standby Loan Agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such securities, premium, if any, and accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. It is not anticipated that a Standby Lender will guarantee the Securities to which its Standby Loan Agreement relates or FGIC-SPI's obligation under any Standby Purchase Agreement. Standby Lenders will be identified in the appropriate Prospectus Supplement.


                             PLAN OF DISTRIBUTION

    The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular. In the event that Kidder, Peabody & Co., Incorporated, an affiliate to FGIC-SPI and FGIC Corporation, participates in the distribution of the Obligations and related Securities, such distribution will conform to the requirements set forth in the applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.


                                LEGAL MATTERS

    The legality of the Obligations has been passed upon for FGIC-SPI by Brown & Wood, One World Trade Center, New York, New York 10048.


                                   EXPERTS

    The financial statements of FGIC Securities Purchase, Inc. at December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 appearing in FGIC Securities Purchase, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995 incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

------------------------------------       ------------------------------------
------------------------------------       ------------------------------------
    No   dealer,  salesman   or  any
other     individual    has     been
authorized  to give  any information
or   to  make   any  representations                    $5,000,000
other than  those contained  in this
Prospectus  in  connection with  the
offer made by this  Prospectus, and,                 principal amount
if given or made,  such  information             plus interest and premium,
or   representations   must  not  be                      if any
relied  upon    as    having    been
authorized    by   FGIC-SPI.    This
Prospectus  does  not  constitute an          LIQUIDITY FACILITY OBLIGATIONS
offer  or  solicitation by anyone in
any jurisdiction in  which  an offer
or  solicitation  is not  authorized                    issued by
or in which  the person making  such
offer   or   solicitation   is   not
qualified to  do so or to  anyone to                  FGIC SECURITIES
whom  it  is unlawful  to  make such                   PURCHASE, INC.
offer or solicitation.

               ------------                            in support of
            TABLE OF CONTENTS
                                                Tulsa International Airport
                                Page               General Revenue Bonds,
                                ----                Variable Rate Demand
                                                        Series 1996
PROSPECTUS SUPPLEMENT
Documents Incorporated By
  Reference . . . . . . . . . .  S-2
Introduction  . . . . . . . . .  S-2                   -------------
Description of the Bonds  . . .  S-2
The Liquidity Facility  . . . .  S-14              PROSPECTUS SUPPLEMENT
The Standby Loan Agreement;
  GE Capital  . . . . . . . . .  S-16                  -------------
Experts . . . . . . . . . . . .  S-17
PROSPECTUS
Available Information . . . . .   A-3                 October 1, 1996
Documents Incorporated By
  Reference . . . . . . . . . .   A-4
Summary . . . . . . . . . . . .   A-5
The Company . . . . . . . . . .   A-6
The Liquidity Facilities  . . .   A-6
The Standby Loan Agreement  . .   A-7
Plan of Distribution  . . . . .   A-7
Legal Matters . . . . . . . . .   A-7
Experts . . . . . . . . . . . .   A-7
------------------------------------       ------------------------------------
------------------------------------       ------------------------------------